As filed with the Securities and Exchange Commission on August 8, 2005

Registration No. 333-98297

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE

AMENDMENT NO. 1 TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COINSTAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-3156448
(State of other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1800 114th Avenue S.E.

Bellevue, Washington 98004

(Address of principal executive offices, including zip code)

COINSTAR, INC.

1997 AMENDED AND RESTATED NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

(Full title of the plan)

David W. Cole

Chief Executive Officer

Coinstar, Inc.

1800 114th Avenue S.E.

Bellevue, Washington 98004

(425) 943-8000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

J. Sue Morgan

Perkins Coie LLP

1201 Third Avenue, 48th Floor

Seattle, Washington 98101-3099

(206) 359-8000

EXPLANATORY NOTE

By means of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-98297, filed with the Securities and Exchange Commission on August 16, 2002, the Registrant hereby deregisters 137,274 shares of its common stock, par value $0.001 per share, which were registered for the Coinstar Inc. 1997 Amended and Restated Non-Employee Directors’ Stock Option Plan (the “Plan”). This deregistration is being made as required in conjunction with the termination of the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on the 8th day of August, 2005.

COINSTAR, INC.

/s/ David W. Cole
By:	David W. Cole Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 8th day of August, 2005.

Signature	Title
/s/ David W. Cole	Chief Executive Officer and Director (Principal Executive Officer)
David W. Cole

/s/ Brian V. Turner	Chief Financial Officer (Principal Financial Officer)
Brian V. Turner

*	Chief Accounting Officer (Principal Accounting Officer)
Richard C. Deck

*	Director
Deborah L. Bevier

*	Director
David M. Eskenazy

*	Chairman of the Board of Directors
Keith D. Grinstein

*	Director
Robert D. Sznewajs

*	Director
Ronald B. Woodard

* By:	/s/ David W. Cole
David W. Cole Attorney-in-Fact